EXHIBIT 10.2

SECOND AMENDMENT TO TRUST AGREEMENT BETWEEN

FIDELITY MANAGEMENT TRUST COMPANY AND

ZIONS BANCORPORATION

THIS SECOND AMENDMENT, dated as of the fifth day of April, 2010, and effective on that date unless otherwise stated herein, by and between Fidelity Management Trust Company (the “Trustee”) and Zions Bancorporation (the “Sponsor”);

WITNESSETH:

WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated July 3, 2006, with regard to the Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan (the “Plan”); and

WHEREAS, the Sponsor has informed the Trustee that effective after the close of business on April 5, 2010, the assets of the Zions Common (Unitized) Stock Fund (frozen to new investment elections and exchanges in) are frozen to all transactions; and

WHEREAS, the Sponsor now desires, and hereby directs the Trustee, in accordance with Section 8(c) of the Trust Agreement, to use the short-term liquid investments in the Zions Common (Unitized) Stock Fund to purchase shares of Zions Common Stock on April 6 and 7, 2010, and to reallocate all participant balances held in the Zions Common (Unitized) Stock Fund on April 12, 2010 into the Zions Common Stock Fund (Real Time Trading option). The parties hereto agree that the Trustee shall have no discretionary authority with respect to this transfer directed by the Sponsor. Any variation from the procedure described herein may be instituted only at the express written directions of the Sponsor; and

WHEREAS, the Sponsor now desires, and hereby directs the Trustee, in accordance with Section 8(c) of the Trust Agreement, effective after the close of business on April 12, 2010, to redirect all participant contributions directed to the Zions Common (Unitized) Stock Fund to be invested in the Zions Common Stock Fund (Real Time Trading option). The parties hereto agree that the Trustee shall have no discretionary authority with respect to this redirection directed by the Sponsor. Any variation from the procedure described herein may be instituted only at the express written direction of the Sponsor; and

WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 13 thereof;

NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:

(1)	Effective as of the close of business on April 5, 2010, amending the “investment options” section of Schedule “C”, Investment Options, to delete the reference to the “Zions Stock Fund (frozen to new investment elections and exchanges in)” and replace it with “Zions Common (Unitized) Stock Fund (frozen to all transactions).

(2)	Effective April 12, 2010, amending Section 1, Definitions, to delete subsections (c) “Available Liquidity”, (e) “Closing Price”, and (jj) “Specified Hierarchy”, in their entirety, and re-lettering all subsequent subsections accordingly.

(3)	Effective April 12, 2010, amending Section 1, Definitions, to restate subsection (jj) “Stock Fund”, in its entirety, as follows:

(jj)	“Stock Fund”

“Stock Fund” shall mean the investment option consisting of Sponsor Stock.

(4)	Effective April 12, 2010, amending and restating Section 5(e), Sponsor Stock, in its entirety, as follows:

(e)	Sponsor Stock.

Trust investments in Sponsor Stock shall be made via the Stock Fund. Dividends received on shares of Sponsor Stock shall be: (A) paid to Participants in cash; or (B) reinvested in additional shares of Sponsor Stock and allocated to Participants’ accounts, for those Participants who have elected to have dividends reinvested.

In the absence of valid Participant direction to the contrary, the Named Fiduciary directs the Trustee to retain the dividend in the Stock Fund and use any dividend to allocate additional shares of such fund to the accounts of affected Participants. The Trustee shall pay out or reinvest the dividend in accordance with Schedule “H”, attached hereto.

(i)	Acquisition Limit.

Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions under this Agreement. The Sponsor shall be responsible for providing specific direction on any acquisition limits required by the Plan or applicable law.

(ii)	Fiduciary Duty.

(A) The Named Fiduciary shall continually monitor the suitability of the Trust acquiring and holding Sponsor Stock, under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA). The Trustee shall not be liable for any loss, or expense, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of this Agreement.

(B) Each Participant with an interest in Sponsor Stock (or, in the event of the Participant’s death, his beneficiary) is, for purposes of this section 5(e)(ii), hereby designated as a “named fiduciary” (within the meaning of section 403(a)(1) of ERISA), with respect to shares of Sponsor Stock allocated to his or her account but not purchased at his or her direction, and such Participant (or beneficiary) shall have the right to direct the Trustee as to the manner in which the Trustee is to vote or tender such shares.

(iii)	Purchases and Sales of Sponsor Stock for Batch Activity.

Unless otherwise directed by the Sponsor in writing pursuant to directions that the Trustee can administratively implement, the following provisions shall govern purchases and sales of Sponsor Stock for contributions, loan repayments, distributions, loans, withdrawals, or any other purchase or sale of Sponsor Stock related to a transaction that the Sponsor has directed the Trustee in writing to implement on a batch basis (“batch activity”).

(A) Open Market Purchases and Sales. Purchases and sales of Sponsor Stock shall be made on the open market in accordance with the Trustee’s standard trading guidelines, as they may be amended from time to time, as necessary to honor batch activity. Such general rules shall not apply in the following circumstances:

(1) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

(2) If the Trustee is prohibited by the SEC, the NYSE or principal exchange on which the Sponsor Stock is traded, or any other regulatory or judicial body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

In the event of the occurrence of a circumstance described in (1) or (2) above, the Trustee shall purchase or sell such shares as soon thereafter as administratively feasible, and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow written directions from the Named Fiduciary to deviate from the above purchase and sale procedures.

(B) Purchase and Sales from or to Sponsor. If directed by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Sponsor Stock from or to the Sponsor if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If Sponsor contributions (employer) or contributions made by the Sponsor on behalf of the Participants (employee) under the Plan are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust.

(iv)	Purchases and Sales of Sponsor Stock for Participant-Initiated Exchanges (“Real Time” Trading).

Unless otherwise directed by the Sponsor in writing pursuant to directions that the Trustee can administratively implement, the following provisions shall govern purchases and sales of Sponsor Stock for Participant-initiated exchanges.

(A) Purchases and Sales of Sponsor Stock. Purchases and sales of Sponsor Stock associated with individual Participant-initiated exchanges into or out of the Stock Fund shall be made on the open market pursuant to order types selected by the Participant in accordance with the Trustee’s procedures for “Real Time Trading.” The Sponsor may instruct the Trustee to limit the order types available to Participants.

(1) Automated Order Entry. Sponsor Stock trades associated with Participant-initiated exchanges shall be sent to market as soon as administratively feasible during regular trading hours via an electronic order entry system, unless such trade is treated as a block trade. Such electronic order entry system shall be deemed an Electronic Service for purposes of Section 14 of this Agreement.

(2) Limitations on Trades; Cancellation of Exchange Requests. Trades rejected under rules of the applicable securities exchange will not be executed. The Trustee will not submit orders (or will cancel orders) for stock trades that violate the Trustee’s procedures for “Real Time Trading”. The Trustee shall not submit any trade order associated with a Participant-initiated exchange at any time when the Sponsor Stock Fund has been closed to such activity. Trades associated with Participant-initiated exchanges shall not be transacted at any time when the regular market is closed, or when the SEC, the NYSE or principal exchange on which the Sponsor Stock is traded, or any other regulatory or judicial body has prohibited purchases or sales of any or all of the shares requested to be traded pursuant to the Participant-initiated exchange. An exchange requested by the Participant shall be rejected or cancelled, as the case may be, to the extent any accompanying trade is not submitted, not executed or cancelled.

(B) Reserve Requirements for Exchanges Into Stock Fund and Corrective Sales. The Participant’s ability to initiate exchanges into the Stock Fund shall be subject to standard reserve requirements applicable to the investment options used to fund the exchange, as established by the Trustee from time to time (or such higher reserve requirements as may be established by the Sponsor in written direction to the Trustee). Requests to exchange into the Sponsor Stock Fund that exceed such reserves, and accompanying trade orders, may be rejected or cancelled. In the event that a buy trade associated with a request to exchange into Sponsor Stock is executed, and the Participant does not have sufficient assets in the designated investment option to fund the trade, the Trustee will liquidate investment options (including those held in other sources eligible for liquidation) in the affected Participant’s account pro rata. In the event that the Participant does not have sufficient assets in any other investment option, the Trustee shall initiate a corrective sale, and shall debit the costs of such corrective trade from the Participant’s account.

(C) Fractional Shares. Participants will be entitled to exchange out fractional shares in the Stock Fund only in connection with a request to exchange out the entire balance of their Stock Fund holdings (or the entire balance in a particular source, as applicable). Fractional shares will be transacted at the price determined by the stock trade order selected by the Participant.

(v)	Use of an Affiliated Broker.

For all purchases and sales of Sponsor Stock on the open market, whether Participant-initiated or otherwise, the Named Fiduciary hereby directs the Trustee to use FBSLLC to provide brokerage services. Subject to the provisions of this agreement, FBSLLC shall execute such trades directly or through any of its affiliates. The provision of brokerage services shall be subject to the following:

(A) Any successor organization of FBSLLC, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this direction provision. FBSLLC may assign its rights and obligations under this agreement to any affiliate, provided that the assignee is bound by the terms hereof, including the provisions concerning remuneration.

(B) The Trustee and FBSLLC shall continue to rely on this direction provision until notified to the contrary. The Named Fiduciary reserves the right to terminate this direction upon written notice to FBSLLC (or its successors or assigns) and the Trustee, in accordance with Section 11 of this Agreement.

(C) The Plan Sponsor acknowledges that FBSLLC (and its successors and assigns) may rely upon this Trust Agreement in establishing an account in the name of the Trustee for the Plan or its Participants, and in allowing each Participant to exercise limited trading authorization over such account, to the extent of his or her individual account balance in the Sponsor Stock Fund subject to Participant direction.

(vi)	Securities Law Reports.

The Named Fiduciary shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust’s ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Named Fiduciary such information on the Trust’s ownership of Sponsor Stock as the Named Fiduciary may reasonably request in order to comply with Federal or state securities laws.

(vii)	Voting and Tender Offers.

Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor shall pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock. The Trustee, after consultation with the Sponsor, shall prepare the necessary documents associated with the voting and tendering of Sponsor Stock.

(A) Voting.

(1) When the issuer of Sponsor Stock prepares for any annual or special meeting, the Sponsor shall notify the Trustee at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee the Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials, the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Sponsor Stock credited to the Participant’s accounts.

(2) Each Participant with an interest in the Sponsor Stock held in the Trust shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock credited to the Participant’s accounts (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by such other means as agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such person in the ordinary course of the performance of the Trustee’s services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall not vote shares of Sponsor Stock credited to a Participant’s account for which it has received no directions from the Participant.

(3) Except as otherwise required by law, the Trustee shall vote that number of shares of Sponsor Stock not credited to Participants’ accounts in the same proportion on each issue as it votes those shares credited to Participants’ accounts for which it received voting directions from Participants.

(B) Tender Offers.

(1) Upon commencement of a tender offer for any securities held in the Trust that are Sponsor Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials and after consultation with the Sponsor, the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each Participant with an interest in the Stock Fund, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Sponsor Stock credited to the Participants account (both vested and unvested).

(2) Each Participant with an interest in the Stock Fund shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock credited to the Participant’s accounts (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or such other means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall not tender shares of Sponsor Stock credited to a Participant’s accounts for which it has received no directions from the Participant.

(3) Except as otherwise required by law, the Trustee shall tender that number of shares of Sponsor Stock not credited to Participants’ accounts in the same proportion as the total number of shares of Sponsor Stock credited to Participants’ accounts for which it received instructions from Participants.

(4) A Participant who has directed the Trustee to tender some or all of the shares of Sponsor Stock credited to the Participant’s accounts may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Sponsor Stock not credited to Participants’ accounts have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 5(e)(vii)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Sponsor Stock not credited to Participants’ accounts necessary to reduce the amount of tendered Sponsor Stock not credited to Participants’ accounts to the amount so redetermined. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

(5) A direction by a Participant to the Trustee to tender shares of Sponsor Stock credited to the Participant’s accounts shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each account of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that account. Pending receipt of directions (through the Administrator) from the Participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule “C”.

(viii)	General.

With respect to all shareholder rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock, the Trustee shall follow the procedures set forth in subsection (A), above.

(ix)	Conversion.

All provisions in this Section 5(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

(x)	Nasdaq Subscriber Agreement.

The Sponsor represents that it has returned a properly executed “Nasdaq Subscriber Agreement” to the Trustee. The Nasdaq Subscriber Agreement is required by Nasdaq and allows Participants to receive information originating from Nasdaq on a “real-time” basis, through devices controlled by the Trustee or its affiliates.

(5)	Effective April 12, 2010, amending Schedule “B”, Fee Schedule, to add a “Stock Administration Fee” section, as follows:

Stock Administration Fee:                                    Waived.

Commissions: FBSLLC shall be entitled to remuneration in the amount of no more than $0.029 commission on each share of Sponsor Stock. Any increase in such remuneration may be made only by written agreement between the Named Fiduciary and Trustee.

(6)	Effective after the close of business on April 12, 2010, amending the “investment options” section of Schedule “C”, Investment Options, to delete the following:

•	Zions Common (Unitized) Stock Fund (frozen to all transactions)

(7)	Effective April 13, 2010, amending the “investment options” section of Schedule “C”, Investment Options, to add the following:

•	Zions Common Stock Fund (Real Time Trading option)

(8)	Effective April 12, 2010, amending to remove Schedule “G”, Available Liquidity Procedures for United Stock Fund, in its entirety, and re-lettering all subsequent Schedules accordingly.

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Second Amendment to be executed by their duly authorized officers effective as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of the agreement that this document amends, each party may rely without duty of inquiry on the foregoing representation.

ZIONS BANCORPORATION			FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Diana M. Andersen	3/30/10	By:	/s/ S. Nick	5/7/10

	Authorized Signatory	Date		FMTC Authorized Signatory	Date